Exhibit 5.1

                           GOODWIN, PROCTER & HOAR LLP
                                COUNSELORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881


November 2, 1999


Champps Entertainment, Inc.
One Corporate Place
55 Ferncroft Road
Danvers, Massachusetts 01923

         Re:      Registration Statement of Form S-8

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 750,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Champps Entertainment, Inc., a Delaware corporation (the "Company").

         In connection with rendering this opinion, we have examined copies of that certain Non-Qualified Stock Option Agreement dated September 16, 1999 (the "Non-Qualified Stock Option Agreement"), a registration statement on Form S-8 under the Securities Act relating to the Shares (the "Registration Statement"), the prospectus relating to the Shares (the "Prospectus"), the Company's Certificate of Incorporation, the Company's By-Laws, and such records of the corporate proceedings of the Company as we deemed material or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the Delaware General Corporation Law.

         Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Prospectus and the Non-Qualified Stock Option Agreement, the Shares will be legally issued, fully paid and nonassessable shares of the Company's Common Stock.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Goodwin, Procter & Hoar LLP
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                                                 GOODWIN, PROCTER & HOAR  LLP